UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2010

INNERWORKINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52170	20-5997364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 850 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 642-3700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 10, 2010, the Compensation Committee of the Board of Directors of InnerWorkings, Inc. (the “Company”) and the Board of Directors of the Company approved grants of shares of restricted common stock of the Company to certain named executive officers of the Company pursuant to the Company’s 2006 Annual Incentive Plan. The shares of restricted common stock were issued to the following individuals in the following amounts: (i) Eric D. Belcher - 50,000; (ii) Joseph M. Busky - 42,000; (iii) Jonathan M. Shean - 32,000; and (iv) Jan J. Sevcik - 11,336.

The restricted shares of common stock will vest in four equal annual installments beginning on March 10, 2011. Except as otherwise provided in each individual’s employment agreement with the Company, upon such individual’s termination of employment with the Company for any reason, all unvested shares of restricted common stock will be cancelled and forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: March 16, 2010	By:	/s/ Joseph M. Busky
	Name:	Joseph M. Busky
	Title:	Chief Financial Officer